Exhibit 99.1

RESOLVED, that Article V, Section 1 of the Company’s By-Laws is hereby amended in its entirety to read as follows:

“SECTION 1. CERTIFICATES OF STOCK; BOOK-ENTRY; DIRECT REGISTRATION PROGRAM. (a) Stock Certificates. Certificates of stock, signed by the Chairman of the Board, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each shareholder, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificates may be facsimiles if such certificates are signed by a transfer agent, transfer clerk acting on behalf of the Corporation or registrar.

(b) Book-entry system for share ownership. Notwithstanding the foregoing, the Corporation may issue shares of stock in the form of uncertificated shares. Such uncertificated shares of stock shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the shareholder.

(c) Direct Registration Program. Notwithstanding the foregoing, the shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.”